SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    Form 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): September 6, 2000


                            MAXX INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)


              Utah                        000-26971              87-0284871
(State or other jurisdiction            (Commission           (I.R.S. Employer
     of incorporation)                  File Number)         Identification No.)


   c/o Solomon Broadcasting International, Inc.
        130 El Camino Drive, Beverly Hills                    90212
     (Address of principal executive offices)               (Zip Code)


Registrant's Telephone Number: (516) 827-5500

Item 5.   Other Events.

     1. Effective September 6, 2000, the Board of Directors elected Bart Samson as a director of the Company. Currently, Mr. Samson holds the position of Director of Accounting for The Boy's Club of New York, a non-profit organization consisting of $100 million of real estate, securities and other investments as well as a $10 million operating budget. Mr. Samson is also the brother of Adley Samson, the Company's Chief Financial Officer.


                                   SIGNATURES

     Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized, this 20th day of September, 2000.


                                   MAXX INTERNATIONAL, INC.


                                   By:  /s/  Adley Samson
                                        -----------------------------------
                                        Adley Samson, Chief Financial Officer